                                                                    EXHIBIT 16.1




                             [ALMAGOR & CO. LETTERHEAD]


                                   June 23, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  DSP Group, Inc.
          ---------------

Ladies and Gentlemen:

     We have read Item 4 included in the Form 8-K dated June 22, 1998 of DSP Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein, as they relate to DSP Semiconductors Ltd.



                                        Very truly yours,

                                        /s/ ALMAGOR & CO.

                                        Almagor & Co.
                                        Certified Public Accountants (Israel)

                                        By:  Daniel Vaknin



cc:  Avi Basher, Vice President of Finance,
     Chief Financial Officer and Secretary,
     DSP Group, Inc.